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EXHIBIT 23.2

CONSENT OF VAVRINEK, TRINE, DAY & CO, LLP AS INDEPENDENT AUDITORS

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use of our report dated January 24, 2004 on our audits of the consolidated financial statements of San Rafael Bancorp and Subsidiary as of December 31, 2003 and 2002 in the form set forth in the San Rafael Bancorp 2003 Annual Report on Form 10-KSB and incorporated by reference in the Form S-8 filed by San Rafael Bancorp with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
May 18, 2004

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EXHIBIT 23.2 CONSENT OF VAVRINEK, TRINE, DAY & CO, LLP AS INDEPENDENT AUDITORS